UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2024

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 2, 2024, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) had set the record date for the Company’s previously announced rights offering (the “Rights Offering”), which will be available to its stockholders of record as of the close of business on May 16, 2024 (the “Record Date”).

The Rights Offering will be made through the distribution of non-transferable subscription rights, to stockholders of the Company as of the Record Date, to purchase up to an aggregate of 6,000,000 units (“Units”) at the Initial Price (as defined below) with an aggregate offering value of up to $60,000,000. The subscription price per Unit shall be equal to the lesser of: (i) $10 (the “Initial Price”) and (ii) the volume weighted average price of the Company’s common stock for the ten trading day period through and including the expiration date of the Rights Offering, currently contemplated to be June 13, 2024 (the “Alternate Price”).

Each stockholder will receive one subscription right entitling the holder to purchase a fraction of a Unit for each share of the Company’s common stock owned at 5:00 p.m., Eastern Time, on the Record Date. Each Unit shall consist of one share of the Company’s common stock and two warrants, each being a warrant to purchase one-half of one share of the Company’s common stock at an exercise price per whole share that shall be equal to 110% of the per-Unit subscription price (provided, that, the aggregate number of shares of common stock that shall be issuable upon the exercise of each set of warrants included in a given subscription for Units shall be rounded up to the nearest whole share). Each warrant will be exercisable immediately upon completion of the Rights Offering and will expire on the fifth anniversary of the completion of the Rights Offering. The respective warrants will be subject to redemption by the Company for $0.01 per underlying share of common stock, on not less than thirty (30) days’ written notice, if the volume weighted average price of the Company’s common stock equals or exceeds: (i) in respect of one such warrant, 150% of the exercise price for the warrants, subject to adjustment, per whole share, for twenty (20) consecutive trading days, and (ii) in respect of the other such warrant, 200% of the exercise price for the warrants, subject to adjustment, per whole share, for twenty (20) consecutive trading days, provided that, in each case, the Company may not redeem the warrants prior to the date that is three months after the issuance date. To the extent that the Alternate Price is lower than the Initial Price, the Company will sell additional Units, but will not sell fractional Units. Assuming that the Rights Offering is fully subscribed, the Company expects to receive gross proceeds of up to $60,000,000 million, less expenses related to the Rights Offering.

The Company filed a registration statement (including a prospectus) on Form S-3 with the Securities and Exchange Commission (the “SEC”) on April 3, 2024, as amended on each of April 15, 2024, April 23, 2024, April 25, 2024, and April 30, 2024, which has not yet become effective. The registration statement covers, among other things, the Rights Offering. The Units may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. Before making any investment decision, stockholders should read the final prospectus in the registration statement (including the prospectus forming a part thereof), together with any prospectus supplement, that the Company will file prior to commencing the Rights Offering, and the documents incorporated by reference in the registration statement (including the prospectus forming a part thereof and any prospectus supplement), as well as the other documents the Company has filed with the SEC for more complete information about the Company and the rights offering. Stockholders may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov.

This communication does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release related to the matters set forth herein is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Pulse Biosciences, Inc. dated May 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: May 2, 2024	By:	/s/ Kevin P. Danahy
Kevin P. Danahy
President and Chief Executive Officer (Principal Executive and Principal Financial Officer)